EXHIBIT 23(a)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




        As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made part of this registration statement on Form S-3 of Thermo TerraTech Inc.



        ARTHUR ANDERSEN LLP

        Boston, Massachusetts
        May 31, 1996